PRELIMINARY COPY
                           FOR THE INFORMATION OF THE
                             SECURITIES AND EXCHANGE
                                 COMMISSION ONLY

                            SCHEDULE 14C INFORMATION
                    Information Statement Pursuant to Section
                14(c) of the Securities and Exchange Act of 1934

Check the appropriate box:
[X]  Preliminary Information Statement
[ ]  Definitive Information Statement

                            GOLDEN BEVERAGE COMPANY
                  (Name of Registrant As Specified In Charter)

                            GOLDEN BEVERAGE COMPANY
              (Name of Person(s) Filing the Information Statement)

Payment  of Filing Fee (Check the  appropriate  box):
     [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii),  or 14c-5(g).
     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  Title of each                               Per unit price or other
class of securities     Aggregate number of   underlying value of             Proposed maximum
    to which            securities to which   transaction computed pursuant    aggregate value   Amount of
transaction applies     transaction applies   to Exchange Act Rule 0-11        of transaction1   filing fee

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

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:


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     3) Filing Party:

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     4) Date Filed:

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

                             GOLDEN BEVERAGE COMPANY
                          117 Hopewell-Rocky Hill Road
                           Hopewell, New Jersey 08525

                              Information Statement

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE NOT REQUESTED TO SEND US A PROXY

     This Information Statement is being furnished to the holders of outstanding shares of the Common Stock, $.001 par value, of Golden Beverage Company, a Nevada Corporation ("Company") as of June 6, 1997 ("Record Date"), for the purposes of approving a name change of the Company to WorldWater Corp.

     The Board of Directors of the Company ("Board") has determined that the name change is in the best interests of the shareholders of the Company and has recommended that the shareholders approve, adopt and/or ratify such transactions.

     As of the record date the Company had outstanding approximately __________ shares of Common Stock. Each share of Common Stock is entitled to one vote per share. Accordingly, as of the Record Date, the Company had outstanding securities possessing an aggregate of _________ votes ("Votes"). In order to approve and/or ratify the transactions identified in this Information Statement an aggregate of _______ Votes are required. The Company has been advised by certain shareholders ("Consenting Holders") representing approximately 52% of the Votes that they will consent to the transactions described in this Information Statement.

     Although no further action is required by shareholders other than the Consenting Holders in connection with the transactions discussed in this Information Statement, this Information Statement is being mailed to the shareholders of the Company pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, which rule requires the mailing of the information set forth in this Information Statement to all of the Company's shareholders.

     Questions and requests for assistance or additional copies of documents referred to in this Information Statement and previously mailed to holders of shares should be directed to the Company at its address set forth at the top of this Information Statement. This Information Statement was mailed by certified mail on the date set forth below.

June __, 1997

                              AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934 ("Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). The Company's reports, proxy statements and other information, can be inspected and copied at the public reference room of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the public reference section of the Commission at its Washington address at prescribed rates.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Company will provide without charge to each person to whom a copy of this Information Statement is delivered upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (including exhibits to such documents). Requests should be directed to:
WorldWater Corp., 117 Hopewell-Rocky Hill Road, Hopewell, New Jersey 08525. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, (without exhibits) is being delivered to shareholders simultaneously with this Information Statement.

     The following documents filed with the Commission by the Company are hereby incorporated by reference into this Information Statement:

          (1) The Company's Annual Report on Form 10-K, as most recently amended, for the fiscal year ended December 31, 1996; and

          (2) The Company's Information Statement pursuant to Section 14(f) of the Exchange Act as filed with the Commission on March 19, 1997.

          (3) The Company's Current Report on Form 8-K, as amended, as filed with the Commission on April 15, 1997.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.


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

ITEM 1.  APPROVAL OF THE AMENDMENT TO THE
            COMPANY'S ARTICLES OF INCORPORATION

Background

     The Company's Board of Directors has unanimously authorized, and recommends that the shareholders approve and adopt, an amendment to the Company's Certificate of Incorporation changing the Company's name to WorldWater Corp. If the Shareholders approve the name change, an amendment to the Certificate of Incorporation will be filed with the Department of State of the State of Nevada.

Reasons for the Name Change

     The primary reason for the name change is to reflect the Company's recent acquisition of 80% of WorldWater, Inc.

No Right of Appraisal

     Under the Business Corporation Law of Nevada, the state in which the Company is incorporated, the Amendment to the Articles of Incorporation effecting the name change does not require the Company to provide dissenting shareholders with the right of appraisal and the company will not provide shareholders with such right.

Recommendation of the Board

     The Board of Directors of the Company has unanimously voted in favor of the name change and corresponding amendment to the certificate of incorporation and recommends to the shareholders of the Company that they approve the name change and the filing of the Amendment.


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

                    Security Ownership of Certain Beneficial
                              Owners and Management

     The following table sets forth, as of May 12, 1997, the record and beneficial ownership of Common Stock of the Company by each officer and director, all officers and directors as a group, and each person known to the Company to own beneficially or of record five percent or more of the outstanding shares of the Company:

                             Shares
Officers, Directors and      Beneficially       Percent of Shares
Principal Stockholders       Owned              Beneficially Owned (1)

Quentin T. Kelly             2,500,000                25.6%
Joseph Cygler                250,000                   2.6%
Peter I. Ferguson            160,000                   1.6%
Thomas Leyden                62,000(2)                  *
W.B. Newberry                656,785(3)                6.4%
Dr. Martin Beyer             43,000                     *
Dr. Russell Sturzebecker     24,141                     *
Royal Capital                1,860,000                19.0%
 75 Claremont Rd.
 Bernardsville, NJ 07924

All directors,               3,695,926                35.6%
executive officers
as a group (6 persons)

  *Less than 1%

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days of May 12, 1997. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

(2) Represents (i) 40,000 shares of Common Stock underlying a convertible note; and (ii) 22,000 shares of Common Stock underlying a convertible debenture.


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

(3) Includes (i) 520,833 shares of Common Stock underlying a convertible debenture; and (ii) 25,000 shares of Common Stock held by the W.B. Newberry Trust, of which Mr. Newberry is Trustee.

                               CHANGE IN CONTROL

     On April 7, 1997, the Company consummated a reverse acquisition of WorldWater, Inc., a Delaware corporation ("WWI"), pursuant to an Acquisition Agreement ("Agreement") by and among the Company, the principal shareholders and executive officers of the Company, WWI, and certain shareholders of WWI ("Sellers"), whereby the Company acquired 80% of the issued and outstanding capital stock of WWI in exchange for 8,141,126 post 1:1,240.597 reverse split shares (approximately 87.8% of the outstanding post-reverse shares of the Registrant) of the Company's Common Stock. Pursuant to the Agreement, the following sets forth the names of the officers and directors of the Company who resigned upon consummation of the acquisition and the newly appointed officers and directors from WWI that replaced them.

Company officers and directors who resigned:

1.   Shiou Yung Wang - President, Chief Financial Officer and Director
2.   Dino Keller - Secretary and Director
3.   John Sorenson - Vice President and Director

Newly appointed officers and directors:

1.   Quentin T. Kelly - President, Chief Executive Officer and Director
2.   Joseph Cygler - Executive Vice President and Director
3.   Peter I. Ferguson - Vice President
4.   Thomas Leyden - Vice President - Marketing
5.   W.B. Newberry - Director
6.   Dr. Martin Beyer - Director
7.   Dr. Russell Sturzebecker

                                 OTHER MATTERS

     The Board of Directors knows of no other matter other than those described in their Information Statement which have been acted upon by virtue of the Written Consents.

                                       By Order of the Board of Directors

                                       /s/ Quentin T. Kelly
                                       ----------------------------------------
                                       Quentin T. Kelly, President

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